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                                                                     EXHIBIT 5.1


                           GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                                        TELEPHONE (617) 570-1000
                                                        TELEPHONE (617) 523-1231

                                December 27, 2000

AVANT Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, Massachusetts 02494

Ladies and Gentlemen:

     Re:   Registration Statement On Form S-8
           ----------------------------------

     This opinion is delivered in our capacity as counsel to AVANT Immunotherapeutics, Inc. (the "Registrant") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 31,910 shares of Common Stock, par value $.001 per share (the "Registered Shares"), which the Registrant may issue pursuant to the Megan Health, Inc. Stock Option Plan (the "Plan").

     As counsel for the Registrant, we have examined a copy of the Plan and the Registrant's Third Restated Certificate of Incorporation, as amended, and the Registrant's Amended and Restated Bylaws, each as presently in effect, and such records, certificates and other documents of the Registrant as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Registrant's Common Stock.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Registrant in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ GOODWIN, PROCTER & HOAR  LLP
                                             ---------------------------------

                                             GOODWIN, PROCTER & HOAR  LLP